UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2021
Date of Report (date of earliest event reported)

Franchise Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2387 Liberty Way
Virginia Beach, Virginia 23456
(Address of Principal Executive Offices) (ZIP Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	NASDAQ Global Market
7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Maatters to a Vote of Security Holders.

a.The 2021 annual meeting of stockholders of Franchise Group, Inc. (the "Company") was held on May 4, 2021 (the “Annual Meeting”).

b.A quorum was present for the Annual Meeting, and the voting results of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

1.Each of the following nominees for director was elected by the holders of the Company’s outstanding common stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew Avril	24,291,291.450	468,898	10,387,036
Patrick A. Cozza	23,561,794.450	1,198,395	10,387,036
Cynthia Dubin	24,729,720.450	30,469	10,387,036
Lisa M. Fairfax	24,722,105.450	38,084	10,387,036
Thomas Herskovits	23,998,257.450	761,932	10,387,036
Brian R. Kahn	24,663,984.450	96,205	10,387,036

2.The proposal for the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,636,101.450	99,965	24,123	10,387,036

3.The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2021 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,127,308	18,051	1,866	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: May 10, 2021	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer